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                                                                   EXHIBIT 5.1

                          PILLSBURY MADISON & SUTRO
                            235 Montgomery Street
                           San Francisco, CA 94104

                                March 3, 1994



McKesson Corporation
One Post Street
San Francisco, CA  94104

Armor All Products Corporation
6 Liberty
Aliso Viejo, CA 92656

     Re:  McKesson Corporation and Armor All Products
          Corporation -- Registration Statement on Form S-3


Ladies and Gentlemen:

     We are acting as counsel for McKesson Corporation, a Delaware corporation ("McKesson"), and Armor All Products Corporation, a Delaware corporation ("Armor All"), in connection with the registration under the Securities Act of 1933, as amended, of $200,000,000 aggregate principal amount of McKesson's ___% Exchangeable Subordinated Debentures Due 2004 (the "Debentures"), including $20,000,000 aggregate principal amount of Debentures subject to the underwriters' over-allotment option, and an indeterminable number of shares of Armor All's Common Stock, par value $.01 per share (the "Armor All Common Stock"), deliverable by McKesson upon exchange of the Debentures pursuant to the Indenture dated as of March __, 1994 between McKesson and The First National Bank of Chicago, as Trustee (the "Indenture"). In this regard, we have participated in the preparation of a Registration Statement on Form S-3 (Registration No. 33-52075) relating to the Debentures and to such shares of Armor All Common Stock (the "Registration Statement").

     We advise you that in our opinion:

     1. McKesson is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. The issuance and sale of the Debentures have been duly authorized by the Board of Directors of McKesson. When the
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McKesson Corporation
Armor All Products Corporation
March 3, 1994
Page 2

Debentures have been issued and sold in accordance with the terms of the Indenture, the Debentures will be the legally binding obligations of McKesson entitled to the benefits of the Indenture.

     3. The shares of Armor All Common Stock owned by McKesson and deliverable by McKesson upon exchange of Debentures, pursuant to the Indenture, have been legally issued and are fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                         Very truly yours,


                                         PILLSBURY MADISON & SUTRO